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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the OSI Pharmaceuticals, Inc. Non-qualified Stock Option Plan for Former Employees of Gilead Sciences, Inc., Employee Stock Bonus, and 2001 Incentive and Non-Qualified Stock Option Plan, of our report dated February 1, 2002, with respect to the financial statements of the Oncology Related Assets, Liabilities and Activities of Gilead Sciences, Inc. included in the Current Report on Form 8-K/A of OSI Pharmaceuticals, Inc., filed with the Securities and Exchange Commission on March 6, 2002.


                                                          /s/  ERNST & YOUNG LLP



Palo Alto, California
June 24, 2002